Exhibit 3.3

ATTACHMENT TO ARTICLES OF INCORPORATION
OF
DYNAMIC INTERNATIONAL, LTD.

6.                    OTHER MATTERS:   No director of officer of the corporation shall have any personal liability for damages for broach of fiduciary duty as a director or officer, provided, however, this provision does not eliminate or limit the liability of any director or officer for:

(a)  Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)  The payment of distributions in violation of NRS 78.300.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 29 1996

ARTICLES OF MERGER

OF

No.	C16258-96	DYNAMIC CLASSICS, LTD.
	Dean Heller	INTO

DEAN HELLER, SECRETARY OF STATE		DYNAMIC INTERNATIONAL, LTD.

FIRST: The name of the surviving entity is Dynamic International, Ltd., and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is Dynamic Classics, Ltd., organized in the jurisdiction of Delaware.

SECOND: A plan of merger was adopted by each entity that is a party to this merger.

THIRD: The plan of merger or exchange was adopted by Dynamic Industries, Ltd. by unanimous consent.

FOURTH: The complete execute plan of merger is on file at the place of business of Dynamic International, Ltd. located at 52 Second Avenue, Brooklyn, New York 11215, and a copy of the plan will be furnished by Dynamic International, Ltd., on request and without cost to any owner of any entity which is a party to this merger.

FIFTH: All entities party to this merger have complied with laws of their respective jurisdiction concerning this merger.

SIXTH: This merger shall be effective on filing of these Articles of Merger.

DYNAMIC INTERNATIONAL, LTD.

By	/s/ Marton Grossman
Marton Grossman, President

By	/s/ Isaac Grossman
Isaac Grossman, Secretary

STATE OF NEW YORK	)
	)	SS :
COUNTY OF NEW YORK	)

On July 19, 1996, personally appeared before me, a Notary Public Marton Grossman and Isaac Grossman who acknowledged that they executed the above instrument.

/s/ Richard F. Horowitz
Notary Public

RICHARD F. HOROWITZ
Notary Public State of New York
No. 31-[illegible]
Qualified in New York County
Commission Expiree February 26 1997

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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 26 1997
No. C16 2.58 - 96
Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

DYNAMIC INTERNATIONAL, LTD.

We the undersigned, Marton Grossman, President, and [ILLEGIBLE] Grossman, Secretary of Dynamic International, Ltd.

do hereby certify:

That the Board of Directors of said corporation by unanimous written consent in lieu of a meeting adopted a resolution to amend the original articles as follows:

Article 3 is hereby amended as follows:

(a) The aggregate number of shares which the [ILLEGIBLE] shall be authorized to issue shall be SIXTY MILLION (60,000,000) divided in FIFTY MILLION (50,000,000) shares of Common Stock, par value $0.001 and TEN MILLION (10,000,000) shares of Preferred Stock, par value $.001. At 5.00 p.m. on the date of the filing of these Articles of Amendment to its Articles of Incorporation all issuer and outstanding shares of Common Stock shall without further action by the holders thereof or the corporation be combined at the rate of 0.20 (one fifth) for one. No fractional shares shall be issued. All fractional shares shall be increased to the next higher whole number of shares.

(b) Preferred Stock. (1) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that [ILLEGIBLE] may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding, and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

(A)  The distinctive designation of, an [ILLEGIBLE] number of shares of Preferred Stock which shall constitute such series, which number may be Loreased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof by like action of then outstanding) from time to time by like action by the Board of Directors;

(B)  The rate and times at which, [ILLEGIBLE] the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation. If any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

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(C)  The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes, or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(D)  Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

(E)  The rights, if any, of the holders or Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up, of the Corporation;

(F)  The terms of the sinking [ILLEGIBLE] redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

(G)  The voting powers, if any, of the holders, of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

(2)                                  The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (b)(1) of this ARTICLE [ILLEGIBLE] the consent, by class of series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, [ILLEGIBLE] any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to paragraph (b)(1) of this ARTICLE 3 that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting therein shall be required for the issuance of any or all other series of Preferred Stock.

(3)                                  Subject to the provisions of subparagraph 2 of this paragraph (b), shares of Common Stock or any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

(4)                                  The authorized amount of shares of Common Stock and of Preferred Stock may without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

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The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 15,993,990; that the said change(s) and amendment have been [ILLEGIBLE] to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Marton Grossman
Marton Grossman, President

/s/ Isaac Grossman
Isaac Grossman, Secretary

3

State of New York	)
)ss
County of Kings	)

On September 23, 1997 personally appeared before me, a Notary Public, Marton Grossman & Isaac Grossman who acknowledged that they executed the above instrument.

[ILLEGIBLE]	/s/ [ILLEGIBLE]

4

DEAN HELLER Secretary of State [Illegible] 101 North Carson Street Suite $ Carson City, Nevada 89701-4520 (776) 684-6708	Certificate of Amendment (PURSUANT TO NRS [Illegible])	[Illegible]:	FILED # C16258-96 NOV 06 2000

Important Read attached instructions before completing form.	[Illegible]

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS.78.385 and [Illegible] After issuance of Stock

-Remit in Duplicate-

1. Name of corporation: Dynamic International. Ltd.,

2. The articles have been amended as follows (provide article numbers, if available): “1. [Illegible] of Corporation: Easrgent Group Inc.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority.

4. Signatures (Required):

/s/ Mark Waldron		/s/ Amy Lai
President	and	Secretary
Mark Waldron		Amy Lai

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

[Illegible]

CERTIFICATE OF AMENDMENT
FILED C16256-96
OF
MAR 19, 2001
ARTICLES OF INCORPORATION
[Illegible]
OF

EMERGENT GROUP INC.

[Illegible] a corporation organized under the laws of the State of Nevada, [ILLEGIBLE] by its president and secretary does hereby certify.

1.             That the Board of Directors of the Corporation, by written consent dated the 16th day of March, 2001 in lieu of a meeting pursuant to Section 78,315 of the Nevada General Corporation Law, resolved that the following change and amendment to the Articles of Incorporation is advisable:

Paragraph (a) of Article 3 of said Articles of Incorporation shall be amended to read as follows: “The aggregate number of shares that the corporation shall be authorized to issue shall be ONE HUNDRED TEN MILLION (110,000,000), consisting of ONE HUNDRED MILLION (100,000,000) shares of Common Stock, per value $0.001, and TEN MILLION (10,000,000) shares of Preferred Stock, per value $0.001.”

2.             That the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 44,173,280; that said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, Emergent Group Inc., has caused this certificate to be signed by its President and its Secretary and its corporate seal to be hereto affixed this 16th day of March, 2001.

EMERGENT GROUP INC.

By	/s/ Mark Waldron
Mark Waldron, President

By	/s/ Amy Lai
Amy Lai, Secretary

STATE OF NEW YORK	)
) ss
COUNTY OF NEW YORK	)

On March 16 2001, personally appeared before me, [ILLEGIBLE] Notary Public, Mark [Illegible] and Amy Lai, who acknowledged that they executed the above Instrument.

[ILLEGIBLE]

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION	Filed # C16258 96
OF
THE EMERGENT GROUP INC.

[Illegible]
DEAN HELLER	Filed in the office of	Document Number
Secretary of State	/s/ Dean Heller	C16258-1996-009
101 North Carson Street, Suite 3	Dean Heller	Filing Date and Time
Carson City, Nevada 89701-4786	Secretary of State	08/06/2003 12:00 AM
(775) 684-5708	State of Nevada	Entity Number
C16258-1996

Certificate of Amendment to Articles of Incorporation

For Nevada profit Corporations

(Pursuant to NRS 72.385 and 73.390 - After Issuance of Stock)

- Remit in Duplicate -

1. Name of Corporation: Emergent Group Inc.

2. The articles have been amended as follows:

RESOLVED, that the Board of Directors adopted the following resolutions and declared it advisable and the stockholders by a majority consent in lieu of a meeting approved the amendments to the Corporation’s Articles of Incorporation described below in the resolutions which were submitted to the Secretary of the Corporation on August, 5, 2003:

RESOLVED, the Articles of Incorporation of Emergent Group Inc, are amended by inserting a new Article 9 so that after Article 8, there appears the following text:

“9.    On the effective date of this amendment to the Articles of Incorporation which shall be at 5:00 p.m. Daylight Savings Time on August 29, 2003 (the “Effective Date”), the Common Stock of the Corporation will be reverse split on a one-for-forty basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/40 (one-fortieth) of a share of Common Stock (the “Reverse Split”). No fractional shares will be issued by the Corporation as a result of a Reverse Split. Each fractional share shall be rounded up to the nearest whole share. The par value per share of the Corporation’s Common Stock shall proportionately increase from $.001 par value to $.04 par value as reflected in new Article 3.” And it was further

RESOLVED, that paragraph (a) of Article 3 of Emergent Group Inc.’s Articles of Incorporation shall be amended to read as follows on the Effective Date:

“3.   The aggregate number of shares that the Corporation shall be authorized to issue shall be ONE HUNDRED TEN MILLION (110,000,000), consisting of ONE HUNDRED MILLION (100,000,000) shares of Common Stock, par value $0.04, and TEN MILLION (10,000,000) shares of Preferred Stock, par value $0.001.”

3. That the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 67,357,827; that said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon in accordance with NRS 78,320.2. Of the 67,357,827 shares, 35,622,872 shares or 52.9% voted in favor of said change and amendment.

4. Signatures:

By:	/s/ William M. McKay
William M. McKay,
Secretary/Treasurer

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110248778-80 Filing Date and Time 04/01/2011 9:10 AM Entity Number C16258-1996
/s/ Ross Miller
Ross Miller
Secretary of State
State of Nevada

Articles of Merger

(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐           If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one.

Sunrise Merger Sub, Inc.
Name of merging entity

Nevada	corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,
Emergent Group, Inc.
Name of surviving entity
Nevada	corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger
Revised: 10-25-10

2)             Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)             Choose one:

☐           The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒         The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)             Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐           If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)  Owner’s approval was not required from

Sunrise Merger Sub, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;
Emergent Group, Inc.
Name of surviving entity, if applicable

(b)         The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

(c)                                  Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

5)              Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6)              Location of Plan of Merger (check a or b):

☐                                    (a)   The entire plan of merger is attached;

or,

☒                                  (b)   The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)              Effective date (optional)**: April 1, 2011

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

8)

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

	☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight.

Sunrise Merger Sub, Inc.
Name of merging entity

	[ILLEGIBLE]	Chief Executive Officer	April 1, 2011
	Signature	Title	Date

Name of merging entity

X
	Signature	Title	Date

Name of merging entity

X
	Signature	Title	Date

Name of merging entity

X
	Signature	Title	Date

and,
Emergent Group Inc.
Name of surviving entity

	X	Chief Executive Officer	April 1, 2011
	Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

6

8)

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

	☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight.

Sunrise Merger Sub, Inc.
Name of merging entity

	X	President	April 1, 2011
	Signature	Title	Date

Name of merging entity

X
	Signature	Title	Date

Name of merging entity

X
	Signature	Title	Date

Name of merging entity

X
	Signature	Title	Date

and,
Emergent Group Inc.
Name of surviving entity

	X	Chief Executive Officer	April 1, 2011
	Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.